Revised 3/1/2004


                                                       Exhibit n under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                             INVESTMENT SHARES EXHIBIT

                                         TO

                                MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Investment Shares will consist of sales and shareholder servicing by financial intermediaries. Financial intermediaries may receive shareholder service fees for services provided. In connection with this basic arrangement, Investment Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Investment Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              None
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Investment Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Investment Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Investment Shares may be exchanged for Investment
                   Shares of any other Fund.  Additionally, Investment
                   Shares issued in exchange for Class A Shares or Class
                   F Shares may be exchanged back into Class A Shares or Class F Shares, respectively. Investment Shares may also be exchanged for shares of Investment Companies that are not subject to this Plan, as provided in the "Proprietary Fund Schedule" attached hereto.


In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


                                 SCHEDULE OF FUNDS
                             OFFERING INVESTMENT SHARES



The Funds set forth on this Schedule each offer Investment Shares on the terms set forth in the Investment Shares Exhibit to the Multiple Class Plan.

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    Multiple Class Company                  Series
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Edward Jones Money Market Fund
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Money Market Obligations Trust Tax-Free Instruments Trust
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                   PROPRIETARY FUND SCHEDULE - INVESTMENT SHARES



Shares issued by investment companies that are not party to this Plan but that are listed on this Proprietary Fund Schedule ("Non-Plan Investment Companies") may be exchanged for Investment Shares of the Funds indicated opposite their names. Such Investment Shares may also be exchanged back into shares of the original Non-Plan Investment Company. In addition, indicated Investment Shares purchased from a dealer party to a Dealer Agreement to sell the indicated Non-Plan Investment Company Shares may be exchanged for Shares of such Non-Plan Investment Company. In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges into any class of shares of a Non-Plan Investment Company not shown on this schedule shall be treated in the same manner as a redemption and purchase.

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Multiple Class Series/Company    Non-Plan Investment Companies
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Money Market Obligations       Southtrust Funds (Class A Shares)
Trust -

Tax-Free Instruments Trust
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